As filed with the Securities and Exchange Commission on July 15, 2002
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------


                              FTI CONSULTING, INC.
             (Exact name of registrant as specified in its charter)

                                    Maryland
                            (State of Incorporation)

                                   52-1261113
                      (IRS Employer Identification Number)

             900 Bestgate Road, Suite 100, Annapolis, Maryland 21401
                    (Address of Principal Executive Offices)

                              FTI CONSULTING, INC.
                       1997 Stock Option Plan, as Amended
                    Employee Stock Purchase Plan, as Amended
                            (Full title of the Plan)

                          ----------------------------

                                Jack B. Dunn, IV
                            Chairman of the Board and
                             Chief Executive Officer
                              FTI Consulting, Inc.
                          900 Bestgate Road, Suite 100
                            Annapolis, Maryland 21401
                                 (410) 224-8770
            (Name, address and telephone number of agent for service)

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                   Proposed Maximum     Proposed Maximum
    Title of Securities          Amount to be       Offering Price          Aggregate            Amount of
      to be Registered          Registered(1)        Per Share(2)       Offering Price(2)   Registration Fee(2)
-----------------------------------------------------------------------------------------------------------------
       Common Stock,
  par value $.01 per share     1,700,000 shares         $32.645            $55,496,500            $5,106
=================================================================================================================

(1) An aggregate of 7,725,000 shares of Common Stock may be offered or issued pursuant to the FTI Consulting, Inc. 1997 Stock Option Plan, as amended, of which 4,500,000 shares, split-adjusted, were previously registered on Form S-8 (File No. 333-30357), 225,000 shares, split-adjusted, were previously registered on Form S-8 (File No. 333-32160), 1,500,000 shares, split-adjusted, were previously registered on Form S-8 (File No. 333-64050), and 1,500,000 shares are being registered hereunder. Further, an aggregate of 950,000 shares of Common Stock may be offered or issued pursuant to the FTI Consulting, Inc. Employee Stock Purchase Plan, as amended, of which 600,000 shares, split-adjusted, were previously registered on Form S-8 (File No. 333-30173) and 150,000 shares, split-adjusted, were previously registered on Form S-8 (File No. 333-64050), and 200,000 shares are being registered hereunder.

(2) Estimated solely for the calculation of the registration fee pursuant to Rule 457(c) and (h). The registration fee has been calculated with respect to the additional securities registered on this Form S-8 only, on the basis of the average of the high and low prices reported on The New York Stock Exchange on July 10, 2002.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The contents of the Registration Statement of FTI Consulting, Inc., formerly known as Forensic Technologies International Corporation (the "Company"), on Form S-8 (File No. 333-30357) filed with the Securities and Exchange Commission on June 30, 1997, as amended by Post-Effective Amendment No. 1 to the Registration Statement filed with the Commission on February 1, 1999 and by Post-Effective Amendment No. 2 to the Registration Statement filed with the Commission on November 19, 1999, the Registration Statement of the Company on Form S-8 (File No. 333-30173) filed with the Commission on June 27, 1997, the Registration Statement of the Company on Form S-8 (File No. 333-32160) filed with the Commission on March 10, 2000, and the Registration Statement of the Company on form S-8 (File No. 333-64050) filed with the Commission on June 28, 2001, are incorporated by reference herein.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8. Exhibits.

   Number                               Description

    4.1*        Articles of Incorporation of the Registrant, as amended and restated.
    4.2**       By-Laws of the Registrant, as amended and restated.
    4.3***      1997 Stock Option Plan, as amended.
    4.4***      Employee Stock Purchase Plan, as amended.
    5.1         Opinion of Piper Rudnick LLP.
    23.1        Consent of Independent Public Auditors.
    23.2        Consent of Piper Rudnick LLP (included in Exhibit 5.1).
    24.1        Power of Attorney (included as part of the signature page to this Registration Statement).

* Filed as an exhibit to the Company's Registration Statement on Form S-8 (Reg. No. 333-64050), and incorporated herein by reference.

** Filed as an exhibit to the Company's Annual Report on Form 10-K/A for the year ended December 31, 2000, and incorporated herein by reference.

*** Filed as an exhibit to the Company's definitive proxy statement on Schedule
    14A filed with the Securities and Exchange Commission on April 10, 2002, and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Annapolis, Maryland, as of July 15, 2002.

                                        FTI CONSULTING, INC.


                                        By:  /s/ Jack B. Dunn, IV
                                             -----------------------------------
                                             Jack B. Dunn, IV
                                             Chairman of the Board and
                                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, the Administrator of the FTI Consulting, Inc. Employee Stock Purchase Plan certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Annapolis, Maryland, as of July 15, 2002.

                                        FTI CONSULTING, INC.
                                        EMPLOYEE STOCK PURCHASE PLAN


                                        By:  /s/ Dennis J. Shaughnessy
                                             -----------------------------------
                                             Name:  Dennis J. Shaughnessy
                                             Title: Chairman of the Compensation
                                                    Committee

     KNOW ALL MEN BY THESE PRESENTS that Jack B. Dunn, IV and Theodore I. Pincus have been appointed the true and lawful attorneys-in-fact and agents of the persons identified below, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or either one of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Jack B. Dunn, IV             Chairman of the Board and Chief       July 15, 2002
-------------------------------  Chief Executive Officer
Jack B. Dunn, IV                 (Principal Executive Officer)

/s/ Stewart J. Kahn              President, Chief Operating            July 15, 2002
-------------------------------  Officer and Director
Stewart J. Kahn

/s/ Theodore I. Pincus           Executive Vice President,             July 15, 2002
-------------------------------  Chief Financial Officer and
Theodore I. Pincus               Secretary (Principal Financial
                                 and Accounting Officer)

/s/ Denis J. Callaghan           Director                              July 15, 2002
-------------------------------
Denis J. Callaghan

/s/ James A. Flick, Jr.          Director                              July 15, 2002
-------------------------------
James A. Flick, Jr.

                                 Director                              July __, 2002
-------------------------------
Peter F. O'Malley

/s/ Dennis J. Shaughnessy        Director                              July 15, 2002
-------------------------------
Dennis J. Shaughnessy

/s/ George P. Stamas             Director                              July 15, 2002
-------------------------------
George P. Stamas